LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

ARTICLES SUPPLEMENTARY

Legg Mason Partners Investment Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is authorized to issue ten billion shares of capital stock, par value $.001 per share (the “Capital Stock”), with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized Capital Stock of the Corporation or the aggregate par value thereof.

SECOND: Under a power contained in the charter of the Corporation (the “Charter”), the Board of Directors by duly adopted resolutions, has reclassified and redesignated authorized but unissued shares of the Class Z Common Stock of Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value fund as shares of Class 1 Common Stock of Legg Mason Partners Multiple Discipline Funds All Cap and Growth and Value fund of the Corporation. The Corporation shall be authorized to issue up to 950,000,000 shares of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class I Common Stock and Class 1 Common Stock of Legg Mason Partners Multiple Discipline Funds All Cap and Growth and Value fund less, at any time, the total number of shares of all such other classes of Capital Stock of Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value fund then issued and outstanding.

THIRD: The shares of Class 1 Common Stock of Legg Mason Partners Multiple Discipline Funds All Cap and Growth and Value fund of the Corporation classified and designated hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of a class of Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value fund as set forth in the Corporation’s charter and shall be subject to the provisions therein relating to stock of the Corporation generally.

FOURTH: Following the reclassification and redesignation of the unissued shares of the Corporation set forth above, the stock of the Corporation is classified as follows:

Legg Mason Partners Government Securities Fund	750 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock	Class Z Common Stock	Class 1 Common Stock

Legg Mason Partners Investment Grade Bond Fund	750 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock	Class Z Common Stock

Special Equities Fund	50 million	Class A Common Stock	Class B Common Stock	Class L Common Stock	Class Y Common Stock	Class Z Common Stock

Smith Barney Group Spectrum Fund	250 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock

Legg Mason Partners Hansberger Global Value Fund	300 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock	Class Z Common Stock

Legg Mason Partners Small Cap Value Fund	750 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock	Class Z Common Stock

Legg Mason Partners Small Cap Growth Fund	750 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock	Class Z Common Stock	Class 1 Common Stock

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value fund	1.25 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock	Class Z Common Stock

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value fund	950 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock	Class 1 Common Stock

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value fund	1.2 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock	Class Z Common Stock

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value fund	1.0 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock

Legg Mason Partners Real Return Strategy Fund	1.0 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock

Legg Mason Partners Multiple Discipline Funds All Cap and International fund	1.0 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class I Common Stock

FIFTH: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this      day of January, 2007.

ATTEST:		LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

By:		By:
	Thomas C. Mandia Assistant Secretary		R. Jay Gerken Chairman, President and Chief Executive Officer